CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-151572 and 333-41051), Form S-3D (No. 333-20375), Form S-8 (Nos. 333-151425, 333-151424, 333-34869 and 333-34871) and Form S-8 (No. 333-18845) as amended by Post Effective Amendment No. 1 on Form S-8/A, of Merchants Bancshares, Inc. of our report dated March 13, 2015, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the December 31, 2014 Annual Report on Form 10-K.

Crowe Horwath LLP

Cleveland, Ohio

March 13, 2015